Exhibit 4.3

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of October 5, 2010, by and among (i) Deutsche Bank Trust Company Americas, acting in its capacity as Administrative Agent under the Revolving Credit Agreement (as hereinafter defined) (together with its successors and assigns in such capacity, the “Revolver Administrative Agent”), (ii) Deutsche Bank Trust Company Americas, acting in its capacity as agent under the Revolver Security Agreement (as hereinafter defined) for and on behalf of itself and the Revolver Secured Creditors (together with its successors and assigns in such capacity, the “Revolver Collateral Agent”), (iii) Deutsche Bank Trust Company Americas, as beneficiary for the benefit of, itself and the Revolver Secured Creditors under the Revolver Mortgages (as hereinafter defined) (together with its successors and assigns in such capacity, the “Revolver Mortgagee”), (iv) Deutsche Bank Trust Company Americas, acting in its capacity as collateral agent under the Notes Security Agreement (as hereinafter defined) for and on behalf of itself, Wilmington Trust Company, in its capacity as Trustee under the Indenture (the “Trustee”) and the Noteholders (together with its successors and assigns in such capacity, the “Notes Collateral Agent”) and (v) Deutsche Bank Trust Company Americas, acting on behalf of, and as beneficiary for the benefit of, itself and the Noteholders under the Notes Mortgages (as hereinafter defined) (together with its successors and assigns in such capacity, the “Notes Mortgagee”), and is acknowledged and consented to by TPC Group LLC, a Texas limited liability company (“Company”) on its own behalf and on behalf of its subsidiaries listed on Annex 1 hereto.

R E C I T A L S

WHEREAS, in order to secure the Revolver Secured Obligations (as defined herein), Company, certain subsidiaries of Company parties thereto and the Revolver Collateral Agent have entered into a Security Agreement (Revolving Loan) dated as of June 27, 2006 (as amended, replaced, modified, extended, renewed, supplemented or restated (in connection with a Refinancing or otherwise) or otherwise modified from time to time, the “Revolver Security Agreement”);

WHEREAS, contemporaneously herewith, in order to secure the Notes Obligations (as defined herein), Company, certain subsidiaries of Company parties thereto and the Notes Collateral Agent are entering into a Security Agreement (as amended, replaced, modified, extended, renewed, supplemented or restated (in connection with a Refinancing or otherwise) or otherwise modified from time to time, the “Notes Security Agreement”; and, together with the Revolver Security Agreement, the “Security Agreements”);

WHEREAS, contemporaneously herewith, Company and certain subsidiaries of Company are granting certain mortgages to secure the Notes Secured Obligations (as defined herein);

WHEREAS, contemporaneously herewith, Company and certain subsidiaries of Company are amending certain existing mortgages that secure the Revolver Obligations (as defined herein); and

WHEREAS, the Collateral Agents (as defined herein), the Revolver Administrative Agent, the Mortgagee and Company desire to enter into this Agreement for the purpose of setting forth the rights and obligations of the Collateral Agents and the respective secured parties with respect to the Collateral.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.      Defined Terms. As used in this Agreement, the following terms shall have the following meanings (all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Assignor” shall mean any Grantor (as defined in the Revolver Security Agreement) or any Grantor (as defined in the Notes Security Agreement).

“Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, 11 U.S.C. 101 et seq. or any other applicable bankruptcy, insolvency or similar laws.

“Bankruptcy Event” shall have the meaning provided in the Revolving Credit Agreement.

“Bankruptcy Proceeding” shall mean, with respect to any person, any proceeding commenced, without the application or consent of such person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such person or any substantial part of its assets, or any similar action with respect to such person under any law (foreign or domestic) relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts or any voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect.

“Collateral” shall mean the property from time to time consisting of Collateral (as defined in the Revolver Security Agreement), Collateral (as defined in the Notes Security Agreement), the Mortgaged Property (as defined in the Mortgages) and any other property from time to time pledged pursuant to any Revolver Security Document or Notes Security Document.

“Collateral Agents” shall mean the Revolver Collateral Agent, the Notes Collateral Agent and the Mortgagee.

“Company” shall have the meaning provided in the first paragraph of this Agreement.

“Credit Documents” shall mean, collectively, the Revolver Loan Documents and the Note Documents, or any of the foregoing.

“Credit Party” shall mean any Credit Party (as defined in the Revolving Credit Agreement) or any Grantor (as defined in the Notes Security Agreement). The term “Credit Parties” shall have a correlative meaning.

“DBTCA” shall have the meaning set forth in the first paragraph of this Agreement.

“First Priority Collateral” shall mean the Notes First Priority Collateral or Revolver First Priority Collateral, as applicable.

“Fully Paid” shall mean, with respect to any Obligation, that the respective obligee of such Obligation (which obligee shall, (i) in the case of the Revolver Obligations, be the Revolver Administrative Agent; and (ii) in the case of the Notes Obligations, be the Trustee), shall have certified to the respective Collateral Agent that such Obligation has terminated and that there remain no obligations of any kind whatsoever of the Company or any Credit Party with respect thereto (other than contingent indemnification obligations as to which no claims shall have accrued or be pending).

“Indenture” shall mean that certain Indenture by and among Company, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee, together with any agreement or agreements from time to time executed by Company to evidence any refunding, Refinancing, replacement or successive refunding, Refinancing or replacement of all or any part of the Notes Obligations (including any increase in the principal amount thereof to the extent permitted by the Revolving Credit Agreement), together with any amendments, replacements, modifications, extensions, renewals, supplements to, or restatements of, any of the foregoing.

“Lender” shall mean any Lender (as defined in the Revolving Credit Agreement) together with its successors and assigns in such capacity.

“Liens” shall mean Liens (as defined in the Revolving Credit Agreement) and/or Liens (as defined in the Indenture), as the context shall require.

“Mortgagee” shall mean, collectively, the Notes Mortgagee and the Revolver Mortgagee..

“Mortgages” shall mean the Notes Mortgages and the Revolver Mortgages, as the context shall require.

“Noteholder” means any holder of Securities (as defined in the Indenture).

“Notes Collateral Agent” shall have the meaning set forth in the first paragraph of this Agreement.

“Notes Documents” shall mean the Indenture, the Notes Security Documents and all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the Notes Obligations (including, without limitation, each of the loan documents as defined in any principal agreement evidencing Notes Obligations, including any documents evidencing or securing any complete, partial or successive refunding, Refinancing or replacement of the Notes Obligations or successive refunding, Refinancing or replacement, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing).

“Notes First Priority Collateral” shall mean all Collateral referenced in Annex II.

“Notes Mortgages” shall mean the Mortgages (as defined in the Indenture).

“Notes Obligations” shall mean Notes Obligations (as defined in the Indenture), together with any obligations incurred to evidence any refunding, Refinancing, replacement or successive refunding, Refinancing or replacement thereof.

“Notes Second Priority Collateral” shall mean the Revolver First Priority Collateral.

“Notes Secured Creditors” shall mean all holders of the Notes Obligations.

“Notes Secured Obligations” shall mean the Secured Obligations (as defined in the Notes Security Agreement), together with any obligations incurred to evidence any refunding, Refinancing or replacement or successive refunding, Refinancing or replacement thereof.

“Notes Security Agreement” shall have the meaning set forth in the Recitals hereto.

“Notes Security Documents” shall mean the Notes Security Agreement and all other Security Documents (as defined in the Indenture).

“Obligations” shall mean, collectively, the Revolver Secured Obligations and the Notes Secured Obligations. “Obligation” means any Revolver Secured Obligation or Notes Secured Obligation, as the context shall require.

“Refinance” shall mean, with respect to any Obligation, to refinance, extend, renew, repay, prepay, redeem, defease or retire, or to issue indebtedness in exchange or replacement for, such Obligation. “Refinancing” has a correlative meaning.

“Revolver Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.

“Revolver Agent” shall mean the Revolver Administrative Agent and/or the Revolver Collateral Agent, as the case may be.

“Revolver Collateral Agent” shall have the meaning set forth in the first paragraph of this Agreement.

“Revolver First Priority Collateral” shall mean all Collateral other than the Notes First Priority Collateral.

“Revolver Loan Documents” shall mean the Loan Documents (as defined in the Revolving Credit Agreement) and all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the Revolver Obligations (including, without limitation, each of the loan documents as defined in any principal agreement evidencing

Revolver Obligations, including any documents evidencing or securing any complete, partial or successive refunding, Refinancing or replacement of the Revolver Obligations or successive refunding, Refinancing or replacement, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing).

“Revolver Mortgages” shall mean Mortgages (as defined in the Revolving Credit Agreement).

“Revolver Obligations” shall mean Obligations (as defined in the Revolving Credit Agreement), together with any obligations incurred to evidence any refunding, Refinancing, replacement or successive refunding, Refinancing or replacement thereof.

“Revolver Second Priority Collateral” shall mean the Notes First Priority Collateral.

“Revolver Secured Creditors” shall mean all holders of the Revolver Secured Obligations.

“Revolver Secured Obligations” shall mean the Secured Obligations (as defined in the Revolver Security Agreement), together with any obligations incurred to evidence any refunding, Refinancing, replacement or successive refunding, Refinancing or replacement thereof.

“Revolver Security Agreement” shall have the meaning set forth in the Recitals hereto.

“Revolver Security Documents” shall mean the Revolver Security Agreement and all other Security Documents (as defined in the Revolving Credit Agreement).

“Revolving Credit Agreement” shall mean that certain Amended and Restated Revolving Credit Agreement by and among Company, the other borrowers parties thereto, Deutsche Bank Trust Company Americas, as administrative agent, collateral agent and co-collateral agent, Wells Fargo Capital Finance, LLC, as co-collateral agent, and the lenders parties thereto, together with any agreement or agreements from time to time executed by Company to evidence any refunding, Refinancing, replacement or successive refunding, Refinancing or replacement of all or any part of the Revolver Obligations (including any increase in the principal amount thereof to the extent permitted by the terms of the Indenture), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Second Priority Collateral” shall mean the Notes Second Priority Collateral or Revolver Second Priority Collateral, as applicable.

“Secured Creditors” shall mean, collectively, the Revolver Secured Creditors and the Notes Secured Creditors.

“Security Agreements” shall have the meaning set forth in the Recitals hereto.

“Security Documents” shall mean the Security Documents (as defined in the Revolving Credit Agreement) and the Security Documents (as defined in the Indenture).

“Trustee” shall have the meaning set forth in the first paragraph of this Agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

Section 2. Lien Priorities.

(a)          (i)           The parties hereto hereby agree that, notwithstanding the time, order or method of creation, attachment or perfection of the respective security interests and/or Liens granted in favor of the Collateral Agents to secure the Obligations or the filing or recording of financing statements or other Security Documents; the validity or enforceability of the security interests and Liens granted in favor of the Collateral Agents or the Revolver Secured Creditors or the Notes Secured Creditors; the dating, execution or delivery of any agreement, document or instrument granting any Collateral Agent or Secured Creditor security interests and/or Liens in or on any or all of the property or assets of any pledgor; the date on which any indebtedness is extended; the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interest; any provision of the Uniform Commercial Code, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures; any provision set forth in any Credit Document; or the possession or control by any Collateral Agent or Secured Creditor or any bailee of all or any part of any Collateral as of the date hereof or otherwise, (w) the Liens granted on the Revolver First Priority Collateral under the Revolver Security Documents to secure the Revolver Secured Obligations shall be a first and prior security interest for all purposes in such Revolver First Priority Collateral, (x) the Liens granted on the Notes First Priority Collateral under the Notes Security Documents to secure the Notes Secured Obligations shall be a first and prior security interest for all purposes in such Notes First Priority Collateral, (y) the Liens granted on the Revolver First Priority Collateral under the Notes Security Documents to secure the Notes Secured Obligations shall be second and subordinated to the Liens granted under the Revolver Security Documents on the Revolver First Priority Collateral and (z) and the Liens granted on the Notes First Priority Collateral under the Revolver Security Documents to secure the Revolver Secured Obligations shall be second and subordinated to the Liens granted under the Notes Security Documents on the Notes First Priority Collateral.

(ii)    Notwithstanding the terms of any Credit Documents, in the event of any enforcement of any Liens or in connection with a Bankruptcy Proceeding, all proceeds of Collateral, including the proceeds of any collection, sale or disposition of the Collateral or any portion thereof in connection with the exercise of remedies under the Security Documents or otherwise and any proceeds or recoveries under any title insurance policy(ies) insuring any Mortgage, shall be distributed in accordance with the following procedure:

(x)	Such proceeds of the Revolver First Priority Collateral shall be applied first to the Revolver Secured Obligations (including,

without limitation, all interest thereon accruing subsequent to the filing of a bankruptcy case (or that would accrue but for such filing) at the rate provided for in the Revolving Credit Agreement, whether or not such interest is an allowed claim under applicable law) in accordance with Section 10 of the Revolver Security Agreement and, after the Revolver Secured Obligations have been Fully Paid, shall be applied to the Notes Secured Obligations in accordance with Section 10 of the Notes Security Agreement;

(y)

Such proceeds of the Notes First Priority Collateral shall be applied first to the Notes Secured Obligations (including, without limitation, all interest thereon accruing subsequent to the filing of a bankruptcy case (or that would accrue but for such filing) at the rate provided for in the Indenture, whether or not such interest is an allowed claim under applicable law) in accordance with Section 10 of the Notes Security Agreement; and, after the Notes Secured Obligations have been Fully Paid, shall be applied to the Revolver Secured Obligations in accordance with Section 10 of the Revolver Security Agreement; and

(z)

In the event that any Collateral Agent receives the proceeds of any Collateral in contravention of the preceding paragraphs (x) and (y), it shall hold such proceeds in trust for, and promptly turn over such proceeds (in the same form as received, with any necessary non-recourse endorsement) to the proper Collateral Agent in accordance with the provisions of clause (x) and (y) above; provided, however, that in the event any Collateral Agent fails to provide any such endorsement, the applicable Collateral Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

(iii)       For the avoidance of doubt, it is understood and agreed that the Revolver Collateral Agent may apply proceeds held in the Concentration Account (as defined in the Revolving Credit Agreement) and any Deposit Account (as defined in the Revolving Credit Agreement) pursuant to and in accordance with the express terms of the Revolving Credit Agreement, and that the mandatory prepayments provided for in Sections 2.4 and 2.5(c) of the Revolving Credit Agreement may be applied in a manner consistent with the terms of such agreement.

(iv)       Each of the parties hereto acknowledges that the Lien priorities provided in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of (i) the invalidity, irregularity or unenforceability of all or any part of the Credit Documents; (ii) any amendment, change or modification of any Credit Document, or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any Credit Party, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Credit Party.

(v)        The parties hereto shall not challenge or question (or support any other person in challenging or questioning) in any proceeding (including, without limitation, any Bankruptcy Proceeding) the validity, extent, perfection, priority or enforceability of this Agreement, as a whole, or any term or provision contained herein or the validity or enforceability of any Lien, Mortgage or financing statement in favor of any Collateral Agent or the relative priority of any such Lien or Mortgage.

(b)        Each Collateral Agent hereby appoints each other as agent for purposes of perfecting its respective security interests, Liens and claims in the Collateral (in each case, whether such Collateral was delivered to the Revolver Collateral Agent, the Notes Collateral Agent or the Mortgagee, as the case may be, prior to, on or after the date hereof), in each case to the extent that such perfection may be obtained by possession or control and hereby acknowledges that it holds possession of such Collateral, including, without limitation, any instruments, for the benefit of the other Collateral Agents. On the date on which the Revolver Secured Obligations are Fully Paid, the Revolver Collateral Agent shall deliver or cause to be delivered any Collateral in its possession or control to the Notes Collateral Agent. On the date on which the Notes Secured Obligations are Fully Paid, the Notes Collateral Agent shall deliver or cause to be delivered any Collateral in its possession or control to the Revolver Collateral Agent.

(c)        The Notes Collateral Agent, for itself and each Notes Secured Creditor, hereby waives any requirement on the part of the Revolver Collateral Agent or the Revolver Secured Creditors in respect of marshalling of assets constituting Revolver First Priority Collateral upon any exercise of remedies by the Revolver Collateral Agent or the Revolver Secured Creditors and, except as expressly set forth herein, any requirement that the Revolver Collateral Agent or any Revolver Secured Creditor exercise remedies with respect to collateral security for the Revolver Secured Obligations in any particular order or any particular manner. The Revolver Collateral Agent, on behalf of itself and each Revolver Secured Creditor, hereby waives any requirement on the part of the Notes Collateral Agent or the Notes Secured Creditors in respect of marshalling of assets constituting Notes First Priority Collateral upon any exercise of remedies by the Notes Collateral Agent or the Notes Secured Creditors and, except as expressly set forth herein, any requirement that the Notes Collateral Agent or any Notes Secured Creditor exercise remedies with respect to collateral security for the Notes Secured Obligations in any particular order or any particular manner.

(d)        Prior to the commencement of any Bankruptcy Proceeding by or against one or more of the Company or any other Credit Party, the parties hereto agree that neither the Company nor any other Credit Party shall:

(i)        grant or permit any additional Liens on any asset or property to secure any Notes Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Revolver Obligations; or

(ii)      grant or permit any additional Liens on any asset or property to secure any Revolver Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Notes Obligations other than any Capital Stock (as defined in the Notes Security Agreement) granted to secure any Revolver Obligation that is excluded from the Collateral pursuant to the Note Security Agreement to ensure compliance with Rule 3-16 of Regulation S-X of the Securities Act of 1933, as amended.

To the extent any additional Liens are granted or any asset or property pursuant to this Section 2(d), the priority of such additional Liens shall be determined in accordance with Section 2(a). In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the Revolver Collateral Agent, on behalf of the Revolver Secured Creditors and the Notes Collateral Agent, on behalf of the Notes Secured Creditors, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2(d) shall be subject to Section 2(a)(ii).

(e)        Nothing in this Agreement shall relieve any Assignor from the performance of any term, covenant, condition or agreement on such Assignor’s part to be performed or observed under or in respect of any of the Collateral pledged by it or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on any Collateral Agent to perform or observe any such term, covenant, condition or agreement on such Assignor’s part to be so performed or observed or impose any liability on any Collateral Agent for any act or omission on the part of such Assignor relative thereto or for any breach of any representation or warranty on the part of such Assignor contained in this Agreement or any other Credit Document, or in respect of the Collateral pledged by it. The obligations of each Assignor contained in this paragraph shall survive the termination of this Agreement and the discharge of such Assignor’s other obligations hereunder.

Section 3.        Agreement to Execute Documents upon Certain Refinancings.

(a)          The parties hereto agree that it is their intention that the Collateral securing the Revolver Secured Obligations pursuant to the Revolver Security Documents and the Collateral securing the Notes Secured Obligations pursuant to the Notes Security Documents be identical other than any Capital Stock (as defined in the Notes Security Agreement) granted as security to secure any Revolver Obligation that is excluded from the Collateral pursuant to the Note Security Agreement to ensure compliance with Rule 3-16 of Regulation S-X of the Securities Act of 1933, as amended. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(i)        upon request by the Revolver Collateral Agent or the Notes Collateral Agent, to cooperate in good faith from time to time in order to determine the specific items included in the Collateral securing the Revolver Secured Obligations pursuant to the Revolver Security Documents and the Collateral securing the Notes Secured Obligations pursuant to the Notes Security Documents and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolver Security Documents and the Notes Security Documents; and

(ii)        that the Revolver Security Documents and the Notes Security Documents and guarantees for the Revolver Secured Obligations and the Notes Secured Obligations shall be in all material respects the same forms of documents other than with respect to differences to reflect the nature of the lending arrangements.

(b)        In the event the Notes Collateral Agent, acting at the direction of the Trustee at the request of the Notes Secured Creditors, enters into any amendment, waiver or consent in respect of any of the Notes Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Notes Security Document or changing in any manner the rights of any parties thereunder with respect to the Notes First Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Revolver Security Document without the consent of or action by any Revolver Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Revolver Security Document, except to the extent that a release of such Lien is permitted by Section 4 of this Agreement, (ii) (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Revolver Loan Documents), any such amendment, waiver or consent that materially and adversely affects the rights of the Revolver Secured Parties and does not affect the Notes Secured Parties in a like or similar manner shall not apply to the Revolver Security Documents without the consent of the Revolver Collateral Agent and (iii) notice of such amendment, waiver or consent shall be given to the Revolver Collateral Agent no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(c)        In the event the Revolver Collateral Agent enters into any amendment, waiver or consent in respect of any of the Revolver Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Revolver Security Document or changing in any manner the rights of any parties thereunder with respect to the Revolver First Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Notes Security Document without the consent of or action by any Notes Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Notes Security Document, except to the extent that a release of such Lien is permitted by Section 4, (ii) (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Notes Documents), any such amendment, waiver or consent that materially and adversely affects the rights of the Notes Secured Parties and does not affect the Revolver Secured Parties in a like or similar manner shall not apply to the Notes Security Documents without the consent of the Notes Collateral Agent acting at the direction of the Trustee at the request of the Notes Secured Parties and (iii) notice of such amendment, waiver or consent shall be given to the Notes Collateral Agent no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(d)        In the event of any Refinancing of the Revolver Secured Obligations, the Notes Collateral Agent and the Notes Secured Creditors, do hereby confirm (and, upon request, agree to reconfirm at any time) the continued applicability of the provisions hereof in respect of the relative priority between the Liens securing the Notes Secured Obligations and the Liens securing any Obligations incurred as a result of the Refinancing of the Revolver Secured Obligations, but only to the extent that such Refinancing is consummated in accordance with all applicable provisions of the Indenture; provided that any such Refinancing of all or any portion of the Revolver Secured Obligations shall only be effective for purposes of this clause (d) if the agent for the new holders of the Revolver Secured Obligations and the Notes Collateral Agent each execute an intercreditor agreement or an amendment and restatement of this Agreement in a manner that is substantially similar to this Agreement, and the Notes Collateral Agent agrees to do so at the request of the Company.

(e)        In the event of any Refinancing of the Notes Secured Obligations, the Revolver Collateral Agent and the Revolver Secured Creditors, do hereby confirm (and, upon request, agree to reconfirm at any time) the continued applicability of the provisions hereof in respect of the relative priority between the Liens securing the Revolver Secured Obligations and the Liens securing any Obligations incurred as a result of the Refinancing of the Note Secured Obligations, but only to the extent that such Refinancing is consummated in accordance with all applicable provisions of the Revolving Credit Agreement; provided that any such Refinancing of all or any portion of the Notes Secured Obligations shall only be effective for purposes of this clause (e) if the agent for the new holders of the Notes Secured Obligations, the Revolver Collateral Agent and the Revolver Administrative Agent each execute an intercreditor agreement or an amendment and restatement of this Agreement in a manner that is substantially similar to this Agreement, and the Revolver Collateral Agent and Revolver Administrative Agent agree to do so at the request of the Company.

Section 4.          Sales of Collateral/Release of Liens.

(a)          The Revolver Collateral Agent’s rights with respect to the Revolver First Priority Collateral shall include the right to release any or all of such Revolver First Priority Collateral from its security interest therein and the security interest of the Notes Collateral Agent therein (without any further action on the part of the Notes Collateral Agent) in connection with any sale or other disposition of such Revolver First Priority Collateral, even if the net proceeds of any such sale or other disposition may not be used to permanently prepay the Revolver Obligations. Without limiting the foregoing, if the Revolver Collateral Agent shall determine, in connection with any sale or other disposition of any Revolver First Priority Collateral that the release of the security interest of the Notes Collateral Agent on any such Revolver First Priority Collateral in connection with any such sale or other disposition is necessary or advisable, the Notes Collateral Agent shall execute and deliver such release documents and instruments and shall take such further actions as the Revolver Collateral Agent shall request. The Notes Collateral Agent hereby appoints the Revolver Collateral Agent and any officer or duly authorized person of the Revolver Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Notes Collateral Agent, and in the name of the Notes Collateral Agent or in the Revolver Collateral Agent’s own name, from time to time, in the Revolver Collateral Agent’s discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). The Notes Collateral Agent hereby ratifies all that said attorneys shall do or cause to be done under this paragraph.

(b)        The Notes Collateral Agent’s rights with respect to the Notes First Priority Collateral shall include the right to release any or all of such Notes First Priority Collateral from its security interest therein and the security interest of the Revolver Collateral Agent therein (without any further action on the part of the Revolver Collateral Agent) in connection with any sale or other disposition of such Notes First Priority Collateral, even if the net proceeds of any such sale or other disposition may not be used to permanently prepay the Notes Obligations. Without limiting the foregoing, if the Notes Secured Creditors shall determine, in connection with any sale or other disposition of any Notes First Priority Collateral that the release of the security interest of the Revolver Collateral Agent on any such Notes First Priority Collateral in connection with any such sale or other disposition is necessary or advisable, the Revolver Collateral Agent shall execute and deliver such release documents and instruments and shall take such further actions as the Notes Secured Creditors shall request. The Revolver Collateral Agent hereby appoints the Notes Collateral Agent and any officer or duly authorized person of the Notes Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Revolver Collateral Agent and in the name of the Revolver Collateral Agent or in the Notes Collateral Agent’s own name, from time to time, in the Notes Collateral Agent’s discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). The Revolver Collateral Agent hereby ratifies all that said attorneys shall do or cause to be done under this paragraph.

(c)        Each of the Revolver Collateral Agent, the Notes Collateral Agent and the Mortgagee may, at any time or from time to time, acting in accordance with the Revolver Security Agreement, the Notes Security Agreement or, in the case of any Mortgage, the terms of the Revolving Credit Agreement or the Indenture, as the case may be, release any Liens held by such Collateral Agent against all or any portion of the Collateral.

Section 5.        Notice of Intent to Foreclose.

(a)          The Revolver Collateral Agent will give the Notes Collateral Agent notice of its intent to enforce any Lien upon any of the Revolver First Priority Collateral. The Notes Collateral Agent will give the Revolver Collateral Agent notice of its or any of the Trustee’s (at the direction of the Notes Secured Creditors) intent to enforce any Lien upon any of the Notes First Priority Collateral. The notice required by this Section 5(a) shall be required to be given by a party only if it intends to:

(i)        deliver to any Credit Party written notice of its intent to enforce a Lien in full or partial satisfaction of any obligation secured thereby;

(ii)        commence legal action against any Credit Party for foreclosure or replevin or other enforcement of a Lien; or

(iii)        take possession of or title to, or deliver to any third party possession of or title to, any real or personal property of any Credit Party (other than possession of cash in accounts expressly contemplated by the Credit Documents or possession of property by the Collateral Agents as a means of perfection);

(b)        The notice required by Section 5(a):

(i)        shall not be required in any other instance or as to any other action or event (including, for purposes of illustration and not by way of limitation, any incurrence, payment or acceleration of any of the Obligations or any amendment or waiver of the terms thereof, any exercise of a right of setoff, any notification to account debtors to make payment directly to the secured party or any other exercise of collection rights or the institution of any other legal proceedings, including suit to collect any debt or claim or the commencement of any bankruptcy case, receivership or insolvency proceeding);

(ii)        need only state that it is given pursuant to the provisions of this Agreement and that Lien enforcement action may be taken by the party giving the notice, and need not disclose or describe the action to be taken; and

(iii)        shall be given at least five (5) business days prior to the date on which any enforcement action described above is taken, except that a party may give such notice promptly after taking such enforcement action if it in good faith believes that immediate enforcement action is or may be required to protect its interest in the property subject to its Liens.

(c)          No liability or defense shall arise, no Lien shall be lost, invalidated or impaired, and no action taken in enforcement of a Lien shall be annulled, set aside, affected, or impaired, as a result of any notice required by this Agreement not being given or being defectively given.

Section 6.         Consent to License of Intellectual Property; Access to Information; Access to Real Property to Process and Sell Inventory.

(a)          (i)    The Notes Collateral Agent hereby (A) acknowledges and consents to the grant to the Revolver Collateral Agent by the Credit Parties on the date hereof of a limited, nonexclusive royalty-free license to use any patent, trademark, or proprietary information that is subject to a Lien held by the Notes Collateral Agent in the form of Annex III hereto (the “Closing Date License”) and (B) agrees that its Liens in the Notes First Priority Collateral shall be subject to the Closing Date License. Furthermore, in connection with any foreclosure sale conducted in foreclosure of any Lien on the Notes First Priority Collateral, or any part thereof, the Notes Collateral Agent hereby agrees that (x) any notice required to be given by the Notes Collateral Agent in connection with such foreclosure sale shall contain an acknowledgement that such Notes Collateral Agent’s Lien is subject to the Closing Date License and (y) it shall deliver a copy of the Closing Date License to any purchaser at such foreclosure and inform such purchaser that such Notes Collateral Agent’s Lien is subject to the Closing Date License.

(ii)     If so required by any Collateral Agent (the “Requesting Agent”), each other Collateral Agent (the “Responding Agent”) shall deliver its written consent (given without any representation, warranty, or obligation whatsoever) to any grant by any Credit Party to the Requesting Agent of a limited, non-exclusive royalty-free license to use any patent, trademark, or proprietary information that is subject to a Lien held by such Responding Agent, in connection with the enforcement of any Lien held by the Requesting Agent upon any of the Revolver First Priority Collateral or the Notes First Priority Collateral, as applicable, in accordance with the terms hereof, and to the extent appropriate, in the good faith opinion of the Requesting Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any Revolver First Priority Collateral or Notes First Priority Collateral or to collect or otherwise realize upon any Revolver First Priority Collateral consisting of accounts (“Account Collection”), as applicable, in any lawful manner for the purpose of disposing of such Collateral (any such actions or activities taken by the Requesting Agent shall be at the expense of the Requesting Agent). Any consent so delivered by the Responding Agent shall be binding on its successors and assigns.

(iii)   If any Collateral Agent or any Lender or Noteholder becomes the owner of any patent, trademark or proprietary information of any Credit Party as a result of the exercise of remedies by such Collateral Agent with respect to its Lien on such patent, trademark or proprietary information, then upon request of the Requesting Agent, the Responding Agent shall grant to the Requesting Agent a limited, nonexclusive royalty-free license (a “Disposition License”) to use any such patent, trademark, or proprietary information to the extent necessary to enforce any Lien held by the Requesting Agent upon any of the Revolver First Priority Collateral or the Notes First Priority Collateral, as applicable, and to the extent appropriate, in the good faith opinion of the Requesting Agent, to process, collect, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any Revolver First Priority Collateral or Notes First Priority Collateral in any lawful manner (any such actions or activities taken by the Requesting Agent shall be at the expense of the Requesting Agent). Any license so granted by the Responding Agent shall be binding on its successors and assigns. Furthermore, to the extent the Responding Agent becomes the owner of any patent, trademark or proprietary information of any Credit Party as a result of the exercise of remedies by such Collateral Agent with respect to its Lien on such patent, trademark or proprietary information, the Responding Agent shall not make any subsequent sale or transfer of such patent, trademark or proprietary information unless the purchaser or transferee thereof agrees in writing to provide a Disposition License to any Collateral Agent requesting one of such purchaser or transferee.

(b)         If any Collateral Agent takes actual possession of any documentation of any Credit Party (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of such Collateral Agent), then upon request of the Requesting Agent and reasonable advance notice, the Responding Agent will permit the Requesting Agent or its representative to inspect and copy such documentation if and to the extent the Requesting Agent certifies to the Responding Agent that:

(i)        such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the Requesting Agent, to the enforcement of Requesting Agent’s Liens upon any Revolver First Priority Collateral or Notes First Priority Collateral, as the case may be; and

(ii)        the Requesting Agent is entitled to receive and use such information as against the Credit Parties and their suppliers, customers and contracts, and under applicable law, and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

(c)         If, upon enforcement of the Notes Collateral Agent’s Lien, such Notes Collateral Agent takes actual possession of any real or personal property of any Credit Party, then, if so requested by the Revolver Collateral Agent and upon reasonable advance notice, the Notes Collateral Agent will allow the Revolver Collateral Agent and its officers, employees, and agents reasonable and non-exclusive access to and use of such property for a period not exceeding 180 consecutive calendar days (the “Processing and Sale Period”), as necessary or reasonably appropriate to process, ship, produce, store, complete, supply, lease, sell, or otherwise dispose of, in any lawful manner, any inventory upon which the Revolver Collateral Agent holds a Lien, or to effectuate Account Collection, subject to the following conditions and limitations: (x) the Processing and Sale Period shall commence on the date the Notes Collateral Agent takes possession of such real property and shall terminate on the earlier of (i) the day that is 180 days thereafter; and (ii) the day on which all inventory (other than inventory acknowledged to have been abandoned by the Revolver Collateral Agent) has been removed from such property and the Account Collection has been fully effectuated and (y) the Revolver Collateral Agent, at its expense, shall repair any damage to such property caused by its exercise of the rights contained in this Section 6(c). Furthermore, the Notes Collateral Agent shall not sell or transfer such property during the Processing and Sale Period unless the purchaser or transferee agrees in writing to provide the access and use of such property for the remainder of the Processing and Sale Period.

(d)          The Notes Collateral Agent may condition its performance of any obligation set forth in this Section 6 upon its prior receipt (without cost to it) of:

(i)            such assurances as it may reasonably request to confirm that the performance of such obligation and all activities of the Revolver Collateral Agent or its officers, employees, and agents in connection therewith or incidental thereto:

(x)        will be permitted, lawful, and enforceable as against the Credit Parties and their suppliers, customers, and contracts and under applicable law and will be conducted in accordance with prudent manufacturing practices; and

(y)        will not impose upon the Notes Collateral Agent any legal duty, legal liability, or risk of uninsured loss; and

(ii)          such indemnity or insurance as the Notes Collateral Agent may reasonably request in connection therewith.

(e)          The Company and the other Credit Parties consent to the performance by the Notes Collateral Agent of the obligations set forth in this Agreement and acknowledge and agree that the Notes Collateral Agent shall never be accountable or liable for any action taken or omitted by the Revolver Collateral Agent or its officers, employees, and agents in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure or any proprietary information or other intellectual property by the Revolver Collateral Agent or its officers, employees, agents, successors, or assigns or any other damage to or misuse or loss of any property of any Credit Party as a result of any action taken or omitted by the Revolver Collateral Agent. The Revolver Collateral Agent hereby agrees to indemnify the Notes Collateral Agent for any losses or liabilities described in this Section 6(e).

Section 7.        Insurance Proceeds.

(a)        Unless and until all Revolver Obligations have been Fully Paid, the Revolver Agent shall have the sole and exclusive right, subject to the rights of the Company under the Credit Documents, to adjust settlement for any insurance policy governing the Revolver First Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Revolver First Priority Collateral.

(b)        Unless and until all Notes Secured Obligations have been Fully Paid, the Notes Collateral Agent shall have the sole and exclusive right, subject to the rights of the Company under the Credit Documents, to adjust settlement for any insurance policy governing the Notes First Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Notes First Priority Collateral.

Section 8.        Exercise of Remedies - Collateral Agents.

(a)        Notwithstanding anything to the contrary in this Agreement or the Notes Loan Documents, until the Revolver Obligations are Fully Paid and, so long as all Liens on the Revolver First Priority Collateral securing the Revolver Secured Obligations have not been released, (i) neither the Notes Collateral Agent nor any Notes Secured Creditor shall have any right or power to exercise or seek to exercise any rights or remedies prior to any Bankruptcy Proceeding (including setoff or recoupment) with respect to any Revolver First Priority Collateral (other than to receive a share of the Proceeds (as defined in the Notes Security Agreement or the applicable Mortgage, as the case may be) of such Revolver First Priority Collateral, if any, as and when provided in the Notes Security Agreement or the applicable Mortgage, as the case may be), including, without limitation, the following: (w) to institute any action or proceeding with respect to any Revolver First Priority Collateral, including, without limitation, any action of foreclosure, (x) contest, protest or object to (1) any foreclosure proceeding or action brought by the Revolver Collateral Agent, (2) the exercise of any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Revolver Collateral Agent is a party, or (3) any other exercise by any such party, of any rights and remedies relating to the Revolver First Priority Collateral under any Revolver Loan Documents or otherwise, (y) object to the forbearance by the Revolver Collateral Agent from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Revolver First Priority Collateral or (z) demand, accept or obtain any lien, mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, charge, deposit arrangement or other similar encumbrance on any Revolver First Priority Collateral (other than from time to time as granted pursuant to the Notes Security Agreement or the Mortgages), provided that the Notes Collateral Agent, at the direction of the Trustee at the request of the Notes Secured Creditors, may demand a second and subordinate lien on any Revolver First Priority Collateral; and (ii) the Revolver Collateral Agent

shall have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff, recoupment and the right to credit bid any Revolver Secured Obligations) and make determinations regarding release (subject to Section 4), disposition, or restrictions with respect to the Revolver First Priority Collateral without any consultation with or the consent of the Notes Collateral Agent. In exercising rights and remedies with respect to the Revolver First Priority Collateral, the Revolver Collateral Agent may (acting in accordance with the terms of the applicable Credit Documents) enforce the provisions of the Revolver Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent or other representative appointed by it to sell or otherwise dispose of Revolver First Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

(b)        Notwithstanding anything to the contrary in this Agreement or the Revolver Loan Documents, until the Notes Secured Obligations are Fully Paid and, so long as all Liens on the Notes First Priority Collateral securing the Notes Secured Obligations have not been released, (i) neither the Revolver Collateral Agent nor any Revolver Secured Creditor shall have any right or power to exercise or seek to exercise any rights or remedies prior to any Bankruptcy Proceeding (including setoff or recoupment) with respect to any Notes First Priority Collateral (other than to receive a share of the Proceeds (as defined in the Revolver Security Agreement or the applicable Mortgage, as the case may be) of such Notes First Priority Collateral, if any, as and when provided in the Revolver Security Agreement or the applicable Mortgage, as the case may be), including, without limitation, the following: (w) to institute any action or proceeding with respect to any Notes First Priority Collateral, including, without limitation, any action of foreclosure, (x) contest, protest or object to (1) any foreclosure proceeding or action brought by the Notes Collateral Agent, (2) the exercise of any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Notes Collateral Agent is a party, or (3) any other exercise by any such party, of any rights and remedies relating to the Notes First Priority Collateral under any Notes Loan Documents or otherwise, (y) object to the forbearance by the Notes Collateral Agent from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Notes First Priority Collateral or (z) demand, accept or obtain any lien, mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, charge, deposit arrangement or other similar encumbrance on any Notes First Priority Collateral (other than from time to time as granted pursuant to the Revolver Security Agreement or the Mortgages), provided that the Revolver Collateral Agent may demand a second and subordinate lien on any Notes First Priority Collateral; and (ii) the Notes Collateral Agent shall have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff, recoupment and the right to credit bid any Notes Secured Obligations) and make determinations regarding release (subject to Section 4), disposition, or restrictions with respect to the Notes First Priority Collateral without any consultation with or the consent of the Revolver Collateral Agent. In exercising rights and remedies with respect to the Notes First Priority Collateral, the Notes Collateral Agent may (acting in accordance with the terms of the applicable Credit Documents) enforce the provisions of the Notes Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent or other representative appointed by it to sell or otherwise dispose of Notes First Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

Section 9.        Provisions Applicable After Bankruptcy.    Each party hereto agrees, solely in its capacity as a holder of Second Priority Collateral and without prejudice to its rights as a holder of First Priority Collateral, that in any bankruptcy proceeding of any Credit Party it will not:

(i)        object to or oppose (or encourage any other Person to object to or oppose) any motion for relief from the automatic stay by a holder of related First Priority Collateral;

(ii)        seek relief from the automatic stay with respect to its liens and security interests in its Second Priority Collateral without the prior express written consent of the Collateral Agent representing the holders of the related First Priority Collateral (which consent may be given or withheld by such Collateral Agent in its sole discretion) except, and then only to the extent that, such Collateral Agent has sought such relief with respect to the related First Priority Collateral and such holder seeks such relief with respect to its Second Priority Collateral in accordance with this Section 9 and the other terms and provisions of this Agreement;

(iii)        object to or oppose (or encourage any other Person to object to or oppose) any request by or grant to any holder of related First Priority Collateral of adequate protection with respect to such First Priority Collateral, including, without limitation, cash payments as adequate protection; provided, that if such holder of First Priority Collateral receives additional or replacement liens or administrative claims as adequate protection with respect to such First Priority Collateral, the holder of related Second Priority Collateral shall be entitled to the same additional or replacement liens or administrative claims on account of its liens and security interests in such Second Priority Collateral, but with the same relative junior and subordinated priority therein as set forth in this Agreement with respect to such Second Priority Collateral;

(iv)        except as set forth in clause (iii) above, seek or obtain adequate protection with respect to its Second Priority Collateral without the prior express written consent of the Collateral Agent representing the holders of the related First Priority Collateral (which consent may be given or withheld by such Collateral Agent in its sole discretion);

(v)        object to or oppose (or encourage any other Person to object to or oppose) any use of Collateral that constitutes First Priority Collateral, including cash collateral, under Section 363 of the Bankruptcy Code which is consented to by the Collateral Agent representing the holders of such First Priority Collateral;

(vi)        object to or oppose (or encourage any other Person to object to or oppose) any debtor in possession financing under Section 364 of the Bankruptcy Code to the extent secured solely by Collateral that constitutes First Priority Collateral and which is consented to by the Collateral Agent representing the holders of such First Priority Collateral, including any such financing that repays all or any portion of the Obligations having seniority hereunder on such Collateral; or

(vii)      object to or oppose (or encourage any other Person to object to or oppose), and will be deemed to have consented to, any sale or other disposition of Collateral that constitutes First Priority Collateral free and clear of its security interests, liens and other claims under Section 363, Section 1123(a)(5)(D) or any other provision of the Bankruptcy Code if the Collateral Agent representing the holders of such First Priority Collateral has consented to such sale or disposition and if the proceeds thereof are fully applied in accordance with the relative priorities set forth in this Agreement or, to the extent not so applied, the security interests, liens and claims of the holders of the related Second Priority Collateral attach to the proceeds thereof with the same relative junior and subordinated priority as set forth in this Agreement.

Section 10.         Separate Grants of Security and Separate Classification.

(a)        (i)        The Notes Collateral Agent, for itself and on behalf of the Notes Secured Creditors, and the Revolver Collateral Agent, for itself and on behalf of the Revolver Secured Creditors, acknowledges and agrees that the grants of Liens pursuant to the Revolver Security Documents and the Notes Security Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Notes Secured Obligations are fundamentally different from the Revolver Secured Obligations and must be separately classified in any plan of reorganization proposed or adopted in a Bankruptcy Proceeding. In furtherance of the foregoing, each of the Notes Collateral Agent, for itself and on behalf of the Notes Secured Creditors, and the Revolver Collateral Agent, for itself and on behalf of the Revolver Secured Creditors, agrees that the Notes Secured Creditors and the Revolver Secured Creditors will vote as separate classes in connection with any plan of reorganization in any Bankruptcy Proceeding and that no Collateral Agent, Administrative Agent, nor any Revolver Secured Creditor or Notes Secured Creditor will seek to vote with the other as a single class in connection with any plan of reorganization in any Proceeding.

(ii)        To further effectuate the intent of the parties as provided in this Section 10, if it is held that the claims of the Notes Secured Creditors and the Revolver Secured Creditors in respect of the Notes First Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the Notes Collateral Agent, for itself and on behalf of the Notes Secured Creditors, and the Revolver Collateral Agent, for itself and on behalf of the Revolver Secured Creditors, hereby acknowledges and agrees that, subject to Section 2, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company and other Credit Parties in respect of the Notes First Priority Collateral (with the effect being that, to the extent that the aggregate value of the Collateral securing the Notes Secured Obligations is sufficient (for this purpose ignoring all claims held by the Revolver Secured Creditors), the Notes Secured Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the Indenture, arising from or related to a default, which is disallowed as a claim in any Bankruptcy Proceeding) before any distribution from the proceeds of the Notes First Priority Collateral is made in respect of the claims held by the Revolver Secured Creditors, hereby acknowledging and agreeing to turn over to the Notes Collateral Agent, for itself and on behalf of the Notes Secured Creditors, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Revolver Secured Creditors).

(iii)      To further effectuate the intent of the parties provided in this Section 10, if it is held that the claims of the Notes Secured Creditors and the Revolver Secured Creditors in respect of the Revolver First Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the Notes Collateral Agent, for itself and on behalf of the Notes Secured Creditors, and the Revolver Collateral Agent, for itself and on behalf of the Revolver Secured Creditors, hereby acknowledges and agrees that, subject to Section 2, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Credit Parties in respect of the Revolver First Priority Collateral (with the effect being that, to the extent that the aggregate value of the Collateral securing the Revolver Secured Obligations is sufficient (for this purpose ignoring all claims held by the Notes Secured Creditors), the Revolver Secured Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of the post-petition interest, including any additional interest payable pursuant to the Revolving Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Bankruptcy Proceeding) before any distribution from the proceeds of the Revolver First Priority Collateral is made in respect of the claims held by the Notes Secured Creditors, with the Notes Collateral Agent, for itself and on behalf of the Notes Secured Creditors, hereby acknowledging and agreeing to turn over to the Revolver Collateral Agent, for itself and on behalf of the Revolver Secured Creditors, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Notes Secured Creditors).

Section 11.        Reliance; Disclaimers, Etc.

(a)      The Revolving Credit Agreement, the other Revolver Loan Documents and all related documents and agreements are deemed to have been executed and delivered, and all loans and other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Notes Collateral Agent expressly waives all notice of the acceptance of and reliance on this Agreement by the Revolver Administrative Agent and the Revolver Secured Creditors.

(b)      The Indenture, the other Notes Documents and all related documents and agreements are deemed to have been executed and delivered, and all loans and other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Revolver Administrative Agent expressly waives all notice of the acceptance of and reliance on this Agreement by the Trustee and the Notes Secured Creditors.

(c)      The Notes Collateral Agent, on the one hand, and the Revolver Administrative Agent, on the other hand, acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of the Revolving Credit Agreement or any other Revolver Loan Document or the Indenture or any other Notes Document. Except as otherwise provided in this Agreement, the Revolver Administrative Agent, on the one hand, and the Trustee and Notes Collateral Agent, on the other hand, will be entitled to manage and supervise their respective loans, extensions of credit and extensions of indebtedness to Company and the Credit Parties, as the case may be, in accordance with law and their usual practices, modified from time to time as they deem appropriate.

(d)        Each party executing this Agreement agrees, for itself and on behalf of the relevant Secured Creditors, that (i) each Collateral Agent may act as the Revolver Administrative Agent or the Trustee, as the case may be, may direct (regardless of whether any Secured Creditor or any holder represented thereby agrees, disagrees or abstains with respect to such request), (ii) each Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not, on its face, conflict with the express terms of this Agreement) and (iii) no Secured Creditor or any holder represented thereby shall have any liability to any other Secured Creditor or any holder represented thereby for any such request.

(e)        For the avoidance of doubt, each Collateral Agent may at any time request directions from the Revolver Administrative Agent or the Trustee (or the Notes Secured Creditors), as the case may be, as to any course of action or other matter relating hereto or as to any Security Document. Except as otherwise expressly specified in this Agreement, any such directions given by the Revolver Administrative Agent or the Trustee (or the Notes Secured Creditors) shall be binding on the Revolver Secured Creditors and the Notes Secured Creditors, respectively, for all purposes as described in this Agreement.

(f)        Notwithstanding the use of the term “Agent” herein and/or in any Credit Document, it is expressly understood and agreed that no Collateral Agent shall have any fiduciary responsibilities to any Secured Creditor by reason of this Agreement, any Security Agreement or any Credit Document and that each Collateral Agent is merely acting as the contractual representative of the applicable Secured Creditors with only those duties as are expressly set forth in this Agreement and the Security Agreements and Mortgages, as the case may be. In its capacity as the Secured Creditors’ contractual representative, no Collateral Agent assumes any fiduciary duties to any of the Secured Creditors and each is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the Security Agreements and Mortgages, as the case may be. Each party hereto, for itself and on behalf of the relevant Secured Creditors hereby agrees not to assert a claim against a Collateral Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each party hereto, on behalf of each Secured Creditor, hereby waives. In addition, no Collateral Agent shall have any implied duties to any Secured Creditor or any obligation to any Secured Creditor to take any action hereunder or under any Security Agreement or Mortgage, except any action specifically provided herein or therein to be taken by such Collateral Agent.

Section 12.        Notices of Default and of Payment in Full of Indebtedness. Each party hereto agrees to use reasonable efforts to give to the others copies of any written notices of default, termination, demand for payment, redemption, acceleration, foreclosure, exercise of remedies and any other written notice of a like nature, which may be given under or pursuant to the terms of any of the applicable Credit Documents and of any notice contemplated under the definition of the term “Fully Paid” herein, in each case concurrently with, or as soon as practicable after, the giving of such notice to such party; provided, however, that no failure of any party to give a copy of any such notice as provided herein shall in any event affect the validity or effectiveness of the notice or render the party liable to any other party in any respect or relieve any party of its obligations and agreements contained herein; provided, further, however, that in no event shall this Section 11 require the delivery of any notices to Company.

Section 13.        Notices.  All notices and communications hereunder shall be sent or delivered by mail, telecopier or overnight courier service and all such notices and communications shall (i) in the case of a notice or communication sent by mail, be effective three Business Days following deposit with proper prepaid postage in the mail; (ii) in the case of a notice or communication sent by telecopier, be effective when sent, provided appropriate confirmation is received by the sender; and (iii) in the case of a notice or communication sent by overnight courier, be effective on the date of delivery. All notices, requests, demands or other communications shall be in writing and addressed as follows:

(i)        If to the Revolver Collateral Agent, Revolver Mortgagee or Revolver Administrative Agent:

Deutsche Bank Trust Company Americas

60 Wall Street, NYC60-4305

New York, NY 10005-2858

Attention: Omayra Laucella

Telephone No.: (212) 250-6106

Telecopier No.: (646) 863-9256

            with a copy to:

White & Case LLP

633 West Fifth Street

Los Angeles, California 90071

Attention: Brenda Dieck

Telephone Number: (213) 620-7717

Telecopier Number: (213) 452-2329

(ii)        If to the Notes Collateral Agent or Notes Mortgagee:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor, MS-NYC60-2710

New York, New York 10005

Attention: Trust and Securities Services

Telephone No.: (212) 250-4958

Telecopier No.: (732) 578-4635

            with a copy to:

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, New York 10019

Attention: Peter Baumgaertner

Telephone Number: (212) 259-8000

Telecopier Number: (212) 424-8500

or at such other address or to any such successor or assign as any party may designate by notice to the other party in accordance with the provisions hereof. In the event that any Secured Creditor shall be required by the Uniform Commercial Code or any other applicable law to give notice to the Company or any other Secured Creditor of the intended disposition of any Collateral, such notice shall be given as provided in the Notes Security Agreement and ten days notice shall be deemed to be commercially reasonable. Each Notes Secured Creditor hereby appoints the Notes Collateral Agent as its agent and representative for purposes of giving and receiving notices under the Notes Security Documents.

Section 14.        GOVERNING LAW.      THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

Section 15.        CONSENT TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY ADMINISTRATIVE AGENT OR COLLATERAL AGENT UNDER, OR ANY OTHER SECURED PARTY TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HERETO IN ANY OTHER JURISDICTION.

Section 16.        WAIVER OF JURY TRIAL.      THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PARTIES HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT,

INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 17.        Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the Agreement between the parties hereto.

Section 18.        Counterparts.    This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 19.        Severability.  The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement.

Section 20.        Assignment.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, the Revolver Secured Creditors, and the Notes Secured Creditors and their respective successors and assigns regardless of whether such successors or assigns are signatories hereto. The term “Company” as used herein shall also refer to the permitted successors and assigns of the Company, including, without limitation, a receiver, trustee, custodian or debtor-in-possession. The Secured Creditors shall have the right to assign, transfer or grant participations in part or all of the senior debt owed to them, the security therefor and their rights hereunder.

Section 21.        Conflict with Other Agreements.  The parties hereto agree that in the event of any conflict between the provisions of this Agreement and the provisions of any Credit Document, the provisions of this Agreement shall control.

Section 22.    Amendments and Waivers.    This Agreement constitutes the entire agreement of the parties hereto and does not affect any rights and remedies except as expressly provided herein. This Agreement shall be amended, modified or waived only with the written consent of the Revolver Collateral Agent (with such written requisite consent of the

Lenders (as defined in the Revolving Credit Agreement) as may be required pursuant to Section 12.1 of the Revolving Credit Agreement) and the Notes Collateral Agent (with the written consent of a majority of the Noteholders required pursuant to the Indenture), except that written consent of the Company shall be required if the amendment, modification or waiver would impose, or have the effect of imposing, on the Company more restrictive covenants or greater obligations than those applicable to the Company under this Agreement or any of the Credit Documents as of the date hereof. No waiver shall be deemed to be made by any Collateral Agent of its rights hereunder, unless the same shall be in writing signed by such Collateral Agent (acting in accordance with this Section 21), and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of such Collateral Agent, in any other respect at any other time.

Section 23.        Miscellaneous.    This Agreement is solely for the purpose of defining the relative rights and priorities of the parties hereto and that of the Revolver Secured Creditors and the Notes Secured Creditors and their respective successors and assigns with respect to the Collateral, and no other person, firm, entity or corporation shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. It is expressly acknowledged and agreed that the Revolver Collateral Agent and the Notes Collateral Agent may be referred to in one or more Security Documents by other defined terms, including, without limitation, the “Revolving Credit Agreement Collateral Agent”. No such use of such different terminology is intended to affect the enforcement of this Agreement or any other Security Document. This Agreement shall not inure to the benefit of the Company or any Subsidiary thereof, or their respective successors and assigns. The parties hereto agree and acknowledge that they shall not challenge or question in any proceeding the validity, perfection, priority or enforceability of this Agreement, as a whole, or any term or provision contained herein. Without limiting the terms of this Agreement, the parties intend that this Agreement shall be enforceable in a bankruptcy proceeding, including pursuant to Section 510(a) of the Bankruptcy Code.

Section 24.        Termination.  Upon the one hundred twenty-first (121st) day after the earlier of all Notes Obligations or Revolver Obligations have been Fully Paid, this Agreement shall immediately terminate and cease to be effective and the Collateral Agents, the Revolver Administrative Agent, the Trustee, the Lenders, the Noteholders and the Credit Parties shall be released from their respective obligations hereunder (other than such obligations that by their terms are stated to survive the termination of this Agreement); provided, however, this Agreement shall be automatically reinstated if at any time payment of, in whole or in part, any of the Obligations are challenged by the initiation of any suit or proceeding by any party, or are rescinded or must otherwise be restored or returned by any Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, or under any other state or federal law, the common law or any ruling in equity, all as though such payment had not been made, and in such event, all reasonable documented costs and expenses (including, without limitation, any reasonable documented legal fees and disbursements) incurred by any Administrative Agent or any Lender in defending any such action or proceeding or enforcing such reinstatement shall be deemed included as part of the Revolver Obligations or Notes Obligations, as the case may be.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Revolver Administrative Agent

By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Revolver Collateral Agent and Revolver Mortgagee

By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as Notes Collateral Agent

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Notes Mortgagee

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

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Acknowledged and Agreed:
TPC GROUP LLC

By:	/s/ Christopher A. Artzer

Name:	Christopher A. Artzer

Title:	Vice President & General Counsel

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Annex I

List of Credit Parties other than Company

1.  Texas Butylene Chemical Corporation

2.  TP Capital Corp.

3.  Port Neches Fuels, LLC

4.  Texas Olefins Domestic-International Sales Corporation

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Annex II

Notes First Priority Collateral

All of the right, title and interest of each Assignor in, to and under all of its assets, including real estate, Equipment, Intellectual Property Collateral and Securities Collateral, whether now existing or hereafter from time to time acquired, but excluding:

(a)	all Accounts,

(b)	all Inventory,

(c)	all payments and receivables in respect of Inventory and Accounts and all Deposit Accounts and other bank accounts into which such payments, receivables and related proceeds are deposited and otherwise maintained,

(d)	all General Intangibles relating to the foregoing,

(e)	all books and records relating to the foregoing; and

(f)	all Proceeds and products of any and all of the foregoing (including without, limitation, all insurance and claims for insurance effected or held for the benefit of such Assignor in respect thereof).

Capitalized terms used but not defined in this Annex II shall have the meanings given such terms in the Notes Security Agreement.

For the avoidance of doubt, no proceeds of any loans under the Revolving Credit Agreement or any proceeds of Deposit Accounts shall constitute Revolver First Priority Collateral to the extent that the proceeds thereof are used to acquire assets or property that would otherwise constitute Notes First Priority Collateral.

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Annex III

Closing Date License

Registered and Pending Trademarks

Trademark Design	Description	Serial No.	Trademark Reg. No.	Registration Date	Owner
TPC	TPC with a Star in the C	75312231	2,371,431	July 25, 2000	TPC Group LLC
P	Dotted P	85042245	Pending	Pending	TPC Group LLC

Registered and Pending Patents

Status	Date Filed	Reg. No.	Date Issued	Title	Owner
Issued	12/9/1999	6,451,075	9/17/2002	Low Lead Aviation Gasoline Blend	TPLP*
Issued	2/29/2000	6,562,913	5/13/2003	Process for producing high vinylidene polyisobutylene	TPLP*
Issued	9/20/2000	6,525,149	2/25/2003	Process for preparing polyolefin products	TPLP*
Issued	3/19/2002	7,037,999	5/2/2006	Mid-range vinylidene content polyisobutylene polymer product and process for producing the same	TPLP*
Issued	5/23/2002	6,730,739	5/4/2004	Cling film with enhanced polyisobutylene tackifier	TPLP*
Issued	8/19/2004	6,992,152	1/3/2006	Apparatus and method for controlling olefin polymerization process	TPLP*
Issued	2/4/2003	6,815,504	11/9/2004	Pressure sensitive adhesive formulation including enhanced polyisobutylene modifier	TPLP*
Issued	12/31/2002	6,683,138	1/27/2004	Process for producing high vinylidene polyisobutylene	TPLP*
Issued	4/8/2003	6,930,148	8/16/2005	Enhanced polyisobutylene modified hot melt adhesive formulation	TPLP*
Issued	7/30/2002	6,884,858	4/26/2005	Process for preparing polyolefin products	TPLP*
Issued	5/9/2003	6,858,188	2/22/2005	Apparatus for preparing polyolefin products and methodology for using the same	TPLP*
Issued	1/15/2004	6,844,401	1/18/2005	Apparatus for preparing polyolefin products and methodology for using the same	TPLP*
Issued	1/15/2004	6,844,400	1/18/2005	Apparatus for preparing polyolefin products and methodology for using the same	TPLP*
Issued	1/15/2004	6,777,506	8/17/2004	Apparatus for preparing polyolefin products and methodology for using the same	TPLP*

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Issued	7/19/2004	6,982,300	1/3/2006	Method for preparing a pressure sensitive adhesive formulation including an enhanced polyisobutylene modifier	TPLP*
Issued	10/19/2004	7,056,990	6/6/2006	Process for producing mid-range vinylidene content polyisobutylene polymer products	TPLP*
Issued	7/22/2004	7,091,285	8/15/2006	Adducts of mid-range vinylidene content polyisobutylene polymer products and methods for making the same	TPLP*
Issued	10/12/2004	7,645,847	1/12/2010	Process for preparing polyolefin products	TPLP*
Issued	11/17/2005	7,498,396	3/3/2009	Mid-range vinylidene content polyisobutylene polymer product produced by liquid phase polymerization process	TPLP*
Issued	12/6/2006	7,329,635	2/12/2008	Crude oil composition including dispersant material for mitigating fouling of process equipment and method for mitigating crude oil fouling	TPLP*
Pending	5/17/2009	N/A	N/A	Diluent Manipulation (Application No. 12/468,195)	TPLP*

* Texas Petrochemicals LP, a Texas limited partnership, was converted to a Texas limited liability company named Texas Petrochemicals LLC on December 16, 2008, and then changed its name to TPC Group LLC on January 25, 2010.

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